Exhibit 99.2

Toronto	Dallas	Registered
181 Bay Street, Suite 4200	16000 Dallas Parkway, Suite 800	Maples Corporate Services Limited
Toronto, Ontario M5J 2T3 Canada	Dallas, Texas, 75248 USA	PO Box 309
Tel. 416.447.8874	Tel. 214.866.0200	Ugland House, Grand Cayman KY1-1104
Cayman Islands

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware

19801

Re: Debt Cancellation Agreement/ Pay-Off Letter (the “Letter”).

Reference is made to that certain Securities Purchase Agreement dated as of August 12, 2024 (the “SPA”) by and among NRx Pharmaceuticals, a Delaware corporation (the “Company”), Anson Investments Master Fund LP, a Cayman Islands exempted limited partnership (“AIMF”) and Anson East Master Fund LP (“AEMF,” and together with AIMF, the “Purchasers”), pursuant to which, among other things, the Purchasers purchased Notes and Warrants of the Company. All capitalized terms not defined herein shall have the meanings ascribed to them in the SPA.

The undersigned Purchasers and the Company hereby agree as follows:

1.	Debt Obligations Terminated.

(a)

This Letter confirms that the debt obligations of the Company in connection with the First Closing, Second Closing and Third Closing of the Notes have been satisfied in full by the Company (collectively, such obligations in connection with each such closing to be referred to herein as the “Debt”).

(b)

The Debt represents all amounts due, liabilities and/or other obligations owed by the Company and/or any of its affiliates (as defined in the Securities Act of 1933, as amended, the “Securities Act”), to the Purchasers pursuant to the SPA and any other Transaction Documents relating to the Debt. This Letter shall be construed in connection with and as part of the Transaction Documents and all the Warrants, as well as the terms, conditions, representations, warranties, covenants and agreements set forth in the Transaction Documents, except as herein amended or terminated in connection with the Company’s repayment of the Debt, are hereby ratified and confirmed and remain in full force and effect.

2.

Governing Law.  This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in New Castle County, Delaware. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in New Castle County and the State of Delaware and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Delaware. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

3.

Counterparts. This Letter may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, signature.

[ACKNOWLEDGMENT SIGNATURE PAGES TO FOLLOW]

Agreed and Acknowledged:

COMPANY:

NRx PHARMACEUTICALS, INC.

By:
/s/ Michael S. Abrams
Name:	Michael S. Abrams
Title:	Chief Financial Officer
Date:	December 29, 2025

PURCHASERS:

ANSON INVESTMENTS MASTER FUND LP

By:
/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Chief Executive Officer of Anson Advisors Inc., co-investment advisor of Anson Investments Master Fund LP
Date:	December 29, 2025

ANSON EAST MASTER FUND LP

By:
/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Chief Executive Officer of Anson Advisors Inc., co-investment advisor of Anson East Master Fund LP
Date:	December 29, 2025

[ACKNOWLEDGMENT SIGNATURE PAGE TO DEBT CANCELLATION AGREEMENT/ PAY-OFF LETTER]